[JordenBurt Letterhead]


                                  May 31, 2000


AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, Delaware 19801

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in pre-effective amendment no. 1 to the registration statement on Form N-4 (File Nos. 811-5301 and 333-31972) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                Very truly yours,

                                /s/ Jorden Burt Boros Cicchetti
                                Berenson & Johnson LLP

                                Jorden Burt Boros Cicchetti
                                Berenson & Johnson LLP